UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 2.02 Results of Operations and Financial Condition

Set forth below is preliminary guidance of MB Financial, Inc. (the “Company,” “we,” “us” or “our”) on selected financial items for the quarter ended March 31, 2018:

•
Consistent with our expectations for the first quarter of the year, which often produces low loan and deposit growth, the Company’s loan and deposit balances at March 31, 2018 were relatively unchanged compared to the December 31, 2017 balances. Our loan growth guidance remains unchanged at mid to high single digits (percent) for the year.

•
For the first quarter of 2018, we estimate that our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired through the mergers of American Chartered Bancorp, Inc. and Taylor Capital Group, Inc. with the Company in 2016 and 2014, respectively (“bank mergers”), was approximately 3.55%. See “Non-GAAP Financial Information” below.

•
Core non-interest expense, excluding commissions, grew in the low single digits (annualized) during the first quarter of 2018. Our expense guidance for the year remains consistent with our expectations of growth in the low single digits (percent) from the fourth quarter of 2017, excluding commissions and certain expected changes described in Item 2.05 below.

•	Our effective tax rate for the first quarter of 2018 was approximately 24%.

Item 2.05 Costs Associated with Exit or Disposal Activities

On April 12, 2018, the authorized executive officers of the Company committed the Company to the discontinuation of the Company’s national residential mortgage origination business, which includes all originations outside of the Company’s consumer banking footprint in the Chicagoland area (the “Origination Business”).

This decision was reached after an analysis of recent economic changes; the dynamics of the highly competitive mortgage industry, including recent very low origination margins; and input from the Company’s stockholders. The Company had been pursuing a strategy of improving the profitability of its mortgage business by growing retail originations, which have historically been the most profitable and consistent part of the Company’s mortgage originations. Based on an analysis of current and expected economic and market conditions for the foreseeable future, the Company determined that it would be unable to successfully execute that strategy within a reasonable period of time.

The Company plans to continue originating residential mortgage loans in the greater Chicago area and to retain its mortgage servicing asset as well as its mortgage servicing operation in Wilmington, Ohio. In addition, the Company plans to continue holding residential mortgage loans (the substantial majority of which are adjustable rate mortgages) on its balance sheet.

As a result of exiting the Origination Business, the Company expects:

•
quarterly net interest income from the mortgage segment to decline approximately $3.5 million (net of funding costs) by the third quarter of 2018, from $10.6 million in the fourth quarter of 2017 due to the decrease in loans held for sale,

•	quarterly mortgage origination revenue from the mortgage segment to decline approximately $16.6 million by the third quarter of 2018 from $17.6 million in the fourth quarter of 2017,

•
quarterly mortgage servicing revenue from the mortgage segment to increase approximately $1.6 million by the third quarter of 2018 from $4.2 million in the fourth quarter of 2017 (the fourth quarter of 2017 was low as a result of fair value changes to the mortgage servicing asset),

•	quarterly non-interest expense from the mortgage segment to decrease approximately $26 million by the end of 2018 from $33.9 million in the fourth quarter of 2017,

•	the fully phased in quarterly impact of these changes in 2019 will be to increase our pre-tax income by approximately $7.5 million per quarter from the fourth quarter of 2017,

•
that, given we will stop accepting locked loans and loan applications from our national residential mortgage origination business during the second quarter of 2018, revenues will decrease more quickly than expenses, and

•	to stop operating its mortgage business as a defined segment with separate mortgage segment reporting prior to the fourth quarter of 2018.

The Company also expects that it will:

•	incur one-time costs of approximately $37 to $41 million during the remainder of 2018 (beginning in the second quarter) as follows:

Severance, retention, and personnel	$21 to $23 million

Occupancy and depreciation	$9 to $10 million

Goodwill	$3.6 million

Other	$3 to $4 million

•	have cash outlays of $30 to $34 million of its total estimated one-time costs (consistent with the amounts above less goodwill and depreciation).

Non-GAAP Financial Information

This report contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). This information includes estimated net interest margin on a fully tax equivalent basis excluding the effect of the acquisition accounting discount accretion on loans acquired through bank mergers. Our management uses this non-GAAP measure in its analysis of our performance and in making business decisions. Management also uses this measure for peer comparisons. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a federal 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin on a fully tax equivalent basis, and accordingly believes that providing this measure may be useful for peer comparison purposes. Management also believes that presenting net interest margin on a tax equivalent basis excluding the effect of the acquisition accounting discount accretion on loans acquired through bank mergers is useful in assessing the impact of acquisition accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off our balance sheet. This disclosure should not be viewed as a substitute for the results determined to be in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Set forth below is a reconciliation of estimated net interest margin on a fully tax equivalent basis excluding the effect of the acquisition accounting discount accretion on loans acquired through bank mergers to estimated net interest margin.

Estimate for Quarter Ended March 31, 2018:
Net interest margin	3.59%
Tax equivalent effect	0.08%
Net interest margin on a fully tax-equivalent basis (non-GAAP)	3.67%

Effect of acquisition accounting discount accretion on loans acquired through bank mergers	(0.12)%

Net interest margin on a fully tax equivalent basis, excluding the effect of acquisition accounting discount accretion on loans acquired through bank mergers (non-GAAP)	3.55%

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other documents filed or furnished with the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “guidance,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, financial projections or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that our actual results for the quarter ended March 31, 2018 will be materially different from the preliminary guidance for that quarter provided in this report; (2) the possibility that the actual costs incurred from our exiting the Origination Business will be materially different from the estimated costs provided in this report, and the possibility that the actual changes in net interest income from the mortgage segment, mortgage origination revenue from the mortgage segment, mortgage servicing revenue from the mortgage segment, and non-interest expense from the mortgage segment resulting from our exiting the Origination Business will be materially different from the estimated changes provided in this report; (3) the risk that funds obtained from capital raising activities will not be utilized efficiently or effectively; (4) expected revenues, cost savings, synergies, and other benefits from our merger and acquisition activities might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (5) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (6) the quality and composition of our securities portfolio; (7) competitive pressures among depository institutions; (8) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (9) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced, both before and after the discontinuation of the Origination Business, if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (10) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (11) fluctuations in real estate values; (12) results of examinations of us and our bank subsidiary by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (13) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (14) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber-attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (15) our ability to realize the residual values of our direct finance, leveraged and operating leases; (16) our ability to access cost-effective funding; (17) changes in financial markets; (18) changes in economic conditions in general and in the Chicago metropolitan area in particular; (19) the costs, effects and outcomes of litigation; (20) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws, including but not limited to H.R. 1, originally known as the "Tax Cut and Jobs Act," or interpretations thereof by taxing authorities; (21) changes in accounting principles, policies or guidelines; (22) our future acquisitions of other depository institutions or lines of business; and (23) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	April 12, 2018	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer
(Principal Financial Officer)